SHARE EXCHANGE AGREEMENT
                            ------------------------

     THIS AGREEMENT, dated as of June 27, 2002, is between Xenicent, Inc., a North Carolina corporation ("XCNT"), Mr. Duane Bennett, the majority shareholder of XCNT ("Bennett"), Giantek Technology Corporation, a Taiwanese corporation ("GTC"), and Frank Chen and Sofia Yeh, majority shareholders of GTC (the "Shareholders").


     WHEREAS, XCNT, Bennett, GTC and the Shareholders intend to enter into a business arrangement for their mutual benefit as hereinafter set forth;

     WHEREAS, XCNT intends to issue 550,000 shares of its common stock (the "XCNT Shares") to the Shareholders in exchange for shares of GTC common stock (the "GTC Shares") owned by the Shareholders representing sixty percent (60%) of GTC's issued and outstanding shares on a fully diluted basis;

     WHEREAS, XCNT will provide working capital loans to GTC as hereinafter set forth;

     WHEREAS, XCNT intends to issue 50,000 shares of its common stock to each of the Shareholders for their valuable services as officers of GTC;

     WHEREAS, XCNT intends to create an employee stock compensation plan for GTC's employees as hereinafter set forth;

     WHEREAS, XCNT intends to use its best efforts to have its common stock listed on a recognized stock exchange in Taiwan;

     WHEREAS, XCNT, Bennett, GTC and the Shareholders intend to enter into various additional agreements as part of this arrangement, all of which are forth herein.

     NOW, THEREFORE, the parties agree as follows:

     Section 1.     Exchange of Shares.
                    ------------------

1.1     Issuance and Exchange of the XCNT Shares.  Upon the terms and subject to
        ----------------------------------------
the conditions of this Agreement, at the Closing (as hereinafter defined) XCNT will transfer to the Shareholders the XCNT Shares, subject to the conditions in
Section 5 hereof. A mutually acceptable escrow agent will hold the shares in an escrow account for two years pursuant to provisions of Section 4.3.

1.2     Exchange of the GTC Shares.  Upon the terms and subject to the
        --------------------------
conditions of this Agreement, at the Closing the Shareholders will transfer to
        -
XCNT the GTC Shares, subject to the conditions in Section 5 hereof.

1.3     Closing.  The closing (the "Closing") of the exchange of shares shall
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take

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place at 12:00 Noon, local time on or before June 30, 2002, after:

(i) The approval of the execution, delivery and performance of this Agreement by the Boards of Directors and shareholders of XCNT and GTC.
(ii) Compliance with any requirements by any commission or government agency applicable to the exchange of the shares.

The Closing shall occur at GTC's offices in Taipei, Taiwan, or at such other place as the parties shall agree. At the Closing, XCNT will deliver, or cause to be delivered, to the Shareholders the XCNT Share certificates, and the Shareholders will deliver, or cause to be delivered, to XCNT the GTC Share certificates.

     Section 2.     Representations and Warranties of XCNT and Bennett.
                    --------------------------------------------------

     XCNT and Bennett, jointly and severally, hereby represent and warrant to GTC and the Shareholders, as follows:

2.1     Organization.  XCNT is a corporation duly organized, validly existing
        ------------
and in good standing under the laws of the State of North Carolina, and has the corporate power to own its properties and to conduct its business as presently conducted.

2.2     Authority.  XCNT has all requisite corporate power and authority to
        ---------
enter into and perform its obligations under this Agreement. Subject to the approval of the Board of Directors of XCNT, the execution, delivery and performance of this Agreement by XCNT have been duly authorized and approved by all requisite corporate authority, and will not require any further authorization or consent of XCNT or the shareholders of XCNT. This Agreement constitutes the legal, valid and binding agreement of XCNT, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally, and subject to usual equity principles in the event that equitable remedies are sought.

2.3     No Conflicts.  Neither the execution and delivery of this Agreement nor
        ------------
the consummation of the exchange of shares will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default or an event of default under: the Articles of Incorporation or By-laws of XCNT; any contractual restriction contained in any instrument, agreement or mortgage (which is, individually, or in the aggregate, material to the consolidated financial condition of XCNT), to which XCNT is a party or any of its properties is subject or by which XCNT is bound; or any statute, other law or regulatory provision presently in effect and having applicability to it.

2.4     Ownership of Shares.  XCNT has good title to the XCNT Shares, free and
        -------------------
clear of any lien, claim, encumbrance, option, right or other restriction of any kind.

Section 3.     Representations and Warranties of GTC and the Shareholders.
               ----------------------------------------------------------

GTC and the Shareholders, jointly and severally, hereby represent and warrant to XCNT and Bennett, as follows:

3.1     Organization.  GTC is a corporation duly organized, validly existing and
        ------------
in good standing under the laws of the Country of Taiwan, and has the corporate power to own its properties and to conduct its business as presently conducted.

3.2      Authority.  GTC has all requisite corporate power and authority to
        ----------
enter into and perform its obligations under this Agreement. Subject to the approval of the Board of Directors of GTC, the execution, delivery and performance of this Agreement by GTC have been duly authorized and approved by all requisite corporate authority, and will not require any further authorization or consent of GTC or the shareholders of GTC. This Agreement constitutes the legal, valid and binding agreement of GTC, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally, and subject to usual equity principles in the event that equitable remedies are sought.

3.3     No Conflicts.  Neither the execution and delivery of this Agreement nor
        ------------
the consummation of the exchange of shares will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default or an event of default under: the Articles of Incorporation or By-laws of GTC; any contractual restriction contained in any instrument, agreement or mortgage (which is, individually, or in the aggregate, material to the consolidated financial condition of GTC), to which GTC is a party or any of its properties is subject or by which GTC is bound; or any statute, other law or regulatory provision presently in effect and having applicability to it.

3.4     Ownership of Shares.  The Shareholders have good title to the GTC
        -------------------
Shares, free and clear of any lien, claim, encumbrance, option, right or other restriction of any kind.

3.5     No Distribution.  The Shareholders are acquiring the XCNT Shares for
        ---------------
their own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

3.6     GTC Share Percentage.  The GTC Shares represent sixty percent (60%) of
        --------------------
all of the issued and outstanding shares of common stock of GTC, calculated on a fully diluted basis.

Section 4.     Other Agreements.
               ----------------

4.1  Capital Contributions and Loans.  XCNT will make a $500,000 capital
     -------------------------------
contribution to GTC for working capital within 60 to 120 days after Closing. XCNT will make an additional $250,000 capital contribution to GTC for working capital within 121-180 days after Closing. XCNT, as majority shareholder, hereby approves GTC's grant to the Shareholders of the right to borrow up to $750,000 from GTC at no interest on a personal note, such loan to come from the proceeds of XCNT's capital contributions. In the event that GTC needs additional capital to operate in the sole judgment of XCNT, the Shareholders hereby agree to make an adequate loan back to GTC at an interest rate to be negotiated in the future.

4.2     Sales Force.  XCNT will provide up to $250,000 of value toward a United
        -----------
States sales force to market GTC's products within the United States and assist GTC in increasing revenues for the LED display systems.

4.3     GTC Share Guaranty.  XCNT guarantees that the combined value of GTC's
        ------------------
600,000 issued and outstanding shares will reach a minimum value of $4.5 million within a 24-month time from closing date. Such guaranty is to be effective so long as GTC reaches minimum sales goals during 2003 of $7.0 million and a minimum of $1.0 million net income, before income taxes. In the event that the guaranteed minimum value for GTC's shares is not met within said 24 month period, XCNT agrees to either (i) pay in cash to the Shareholders any difference between the actual and guaranteed value measured as of the end of such 24 month period, or (ii) return the GTC Shares to the Shareholders, and the Shareholders shall keep the XCNT Shares, any capital contributions that have been made to GTC and any cash that the Shareholders have received. The shares of both companies will be held in a mutually agreed to escrow account until the end of such 24-month period.

4.4 Stock Bonuses.  XCNT will issue 50,000 share of its common stock
------------
as a bonus to the Shareholders for their valuable services as officers of GTC.

4.5 Employee Stock Compensation Plan.  XCNT agrees to create a stock
    --------------------------------
compensation plan for GTC's employees payable in shares of XCNT common stock. XCNT agrees to issue 100,000 shares of its common stock at the end of the next two years (50,000 per year) to fund the plan. The first 50,000 share allotment will be delivered to GTC at closing.

4.6     Distribution of Profits.  GTC agrees that all of its profits will be
        -----------------------
distributed on a pro rata basis, and not retained, thereby providing XCNT with a return on investment commensurate with its share ownership.

4.7     XCNT  Stock Exchange Listing.  XCNT agrees to use its best efforts to
        -----------------------------
get listed on a recognized stock exchange in Taiwan and pay any expenses associated with such listing up to $10,000.

4.8     GTC Audited Financial Statements.  GTC agrees to have its financial
        --------------------------------
statements audited each year, at its own expense, according to United States generally accepted accounting principles in accordance with regulations promulgated by the Securities and Exchange Commission. GTC acknowledges that XCNT will need such financial statements within 75 days of the close of its
year-end.   GTC also agrees that it will provide quarterly results for XCNT within 30 days of the close of each quarter. Both companies agree that they will continue to maintain a December 31 fiscal year end.

4.9     Governmental Approvals.  Each party hereby agrees that it shall take all
        ----------------------
steps reasonably necessary to obtain the written consent or approval of each and every other governmental agency, if any, whose consent or approval shall be required in order to permit the consummation of the transactions contemplated by this Agreement.

4.10 Further Assurances.  Each  party hereby agrees that it shall take or cause
    -------------------
to be taken such other actions as may reasonably be required in order to consummate the transactions contemplated by this Agreement.

Section 5.     Certain Conditions.
               ------------------

5.1     Conditions to Closing.  The obligations of the parties to consummate the
        ---------------------
exchange of shares and the other transactions contemplated by this Agreement shall be subject to the following conditions.

(a)     Representations and Warranties.  The representations and warranties of
        ------------------------------
the parties shall be true and complete in all material respects when made, and shall be true and complete on and as of the Closing.

(b)     Board of Directors' and Shareholders' Approvals.  The Board of Directors
        -----------------------------------------------
and shareholders of each of XCNT and GTC shall have approved the transactions contemplated by this Agreement.

(c)   No Injunction.  There shall not be in effect any order or injunction of
      -------------
any court of competent jurisdiction prohibiting the exchange of the shares.

     Section 6.     Indemnification.
                    ---------------

(a)     Indemnification by XCNT and Bennett.  XCNT and Bennett, jointly and
        -----------------------------------
severally, will indemnify, defend, protect and hold harmless GTC and its officers, directors, employees, stockholders, agents, representatives and affiliates, including the Shareholders, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by any of such indemnified persons as a result of or arising from (I) any breach of the representations and warranties of XCNT and Bennett set forth herein, or (ii) any breach or nonfulfillment of any covenant or agreement on the part of XCNT and Bennett under this Agreement.

(b)     Indemnification by GTC and the Shareholders.   GTC and the Shareholders,
        -------------------------------------------
jointly and severally, will indemnify, defend, protect and hold harmless XCNT and its officers, directors, employees, stockholders, agents, representatives and affiliates, including Bennett, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by any of such indemnified persons as a result of or arising from

     (i) any breach of the representations and warranties of GTC and the Shareholders set forth herein, (ii) any breach or nonfulfillment of any covenant or agreement on the part of GTC and the Shareholders under this Agreement or (iii) any known or unknown liabilities of GTC which may currently exist or may arise following the Closing for a period of one year.

     Section 6.     Miscellaneous.
                    -------------

6.1     Termination.  This Agreement may be terminated at any time prior to
        -----------
Closing by any party if Closing has not occurred on or prior to June 30, 2002. In the event of any termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of any party to any other party.

6.2  Survival.  The representations, warranties and agreements in this Agreement
     --------
shall survive the Closing.

6.3  Expenses.  Each party will pay its own expenses regardless of whether the
     --------
exchange of shares hereunder is consummated.

6.4  Amendments.  This Agreement may not be modified, amended, altered or
     ----------
supplemented except upon the execution and delivery of a written agreement executed by the parties.

6.5  Notices.  Any notices and other communications hereunder shall be in
     -------
writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)     If to XCNT:

            Xenicent, Inc.
            18 Brookmont Drive
            Wilbraham, MA  01095
            Attn:  Mr. Duane Bennett

(b)     If to GTC:

            Giantek Technology Corporation
            Taipei, Taiwan R.O.C.
            7th Floor, No. 52 Po-Ai Road
            Taipei (1003), Taiwan R.O.C.

6.7   Other.   This Agreement (i) constitutes the entire agreement and
      -----
supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof;

(ii) is not intended to confer upon any other person any rights or remedies hereunder;

(iii) shall not be assigned by operation of law or otherwise;

(iv) shall be governed in all respects, including validity, interpretation and effect , by the laws of the State of North Carolina, without giving effect to the principles of conflict of laws thereof. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement. The headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

6.8  Currency.  All dollar amounts in this Agreement are expressed in U.S.
     --------
dollars.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.


                         XENICENT, INC.


                         By______________________________
                              Duane Bennett
                              President


                         DUANE BENNETT


                         ________________________________
                         (INDIVIDUALLY)

                         GIANTEK TECHNOLOGY CORPORATION


                         By_______________________________
                              Frank Chen (CHEN CHIEN CHUAN)
                              President


                         GIANTEK TECHNOLOGY CORPORATION


                         By________________________________
                              Sofia Yeh (CHEN YEH PI MEI)
                              Special Assistant to President